EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2003, except for Note 16, as to which the date is March 5, 2003, relating to the consolidated financial statements of Imagistics International Inc., which appears in Imagistics International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 4, 2003, except for Note 16, as to which the date is March 5, 2003, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut

August 4, 2003